UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 11, 2015, NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), through Trilogy Real Estate Investment Trust (the “Purchaser”), a wholly-owned subsidiary of a joint venture in which NorthStar Healthcare indirectly holds a 30% ownership interest (the “Joint Venture”), entered into an equity purchase agreement (the “Purchase Agreement”) with Trilogy Investors, LLC (“Trilogy”), Trilogy Holdings, LP, Trilogy Holdings LLC, Trilogy Holdings Corporation, and the other sellers party thereto (collectively, the “Sellers”), all of which are unaffiliated with us, pursuant to which the Purchaser proposes to acquire approximately 96% of the outstanding equity interests of Trilogy (the “Acquisition”), for a purchase price of $1.125 billion, subject to certain adjustments set forth therein. Pursuant to the Purchase Agreement, at the closing of the Acquisition, certain members of Trilogy’s management will retain a portion of the outstanding equity interests of Trilogy currently held by such persons, representing in the aggregate approximately 4% of the outstanding equity interests of Trilogy after the closing of the Acquisition. Trilogy currently owns and/or operates 96 facilities, predominantly structured as integrated senior healthcare campuses offering a range of care, with over 10,000 beds across Indiana, Ohio, Kentucky and Michigan, as well as certain ancillary services businesses.
The Purchase Agreement contemplates that Trilogy will be restructured such that, at the closing of the Acquisition, it will be in a structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure. At the closing of the Acquisition, Trilogy's facilities and ancillary services businesses will be managed by an eligible independent contractor owned by certain members of Trilogy's current management (the “EIK”), pursuant to management agreements with 20-year terms, subject to certain potential extension options in favor of Trilogy.
Pursuant to the Purchase Agreement, the closing of the Acquisition is subject to customary conditions, including but not limited to (i) the absence of any change, effect, event, occurrence, circumstance, state of facts or development from the date of the Purchase Agreement until the closing of the Acquisition that has had or would reasonably be expected to have a material adverse effect, (ii) the receipt of certain governmental approvals, lender and other third party consents, (iii) through the closing of the Acquisition, the continued and full-time employment by Trilogy of the individual designated to serve as the chief executive officer of the EIK and (iv) no event of default under any loans insured by the U.S. Department of Housing and Urban Development secured by certain Trilogy facilities. Pursuant to the terms of the Purchase Agreement, the Acquisition must be completed prior to June 30, 2016 (the “Outside Date”), although there can be no assurance that the Acquisition will be completed by the Outside Date, or at all.
Each party to the Purchase Agreement has made customary representations and warranties in the Purchase Agreement. Each party has also made and entered into certain customary covenants and agreements in the Purchase Agreement, including, without limitation, covenants regarding the conduct of the business of Trilogy prior to the closing of the Acquisition. Each party to the Purchase Agreement has also agreed to customary indemnification obligations in respect of such party’s representations, warranties and covenants contained in the Purchase Agreement, subject to specified limitations on the amount of indemnifiable damages and the survival period.
The Purchase Agreement may be terminated, among other reasons, upon mutual written consent of the parties thereto, or by either party (i) if a law, rule, regulation or other restriction or requirement of any governmental entity shall have been enacted, entered into or promulgated, or any governmental entity shall have issued a final and non-appealable order, decree or ruling, in each case, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Purchase Agreement, (ii) in the event of an uncured breach by the other party that results in a failure to satisfy any of the closing conditions described above, subject to customary cure provisions or (iii) if the Acquisition is not consummated by the Outside Date. If Trilogy terminates the Purchase Agreement due to certain uncured and material breaches by the Purchaser or because the Purchaser fails to consummate the Acquisition when required under the Purchase Agreement, the Purchaser will be required to pay Trilogy a termination fee of $45.0 million.
In connection with the Acquisition, NorthStar Healthcare, through NorthStar Healthcare Income Operating Partnership, LP, its operating partnership, entered into (i) an equity commitment letter, dated September 11, 2015 (the “ECL”), with the Purchaser, pursuant to which NorthStar Healthcare agreed to invest, directly or indirectly, up to $194.1 million, in exchange for equity in the Purchaser, solely for the purpose of funding 30% of the amount payable by the Purchaser to the Sellers pursuant to the Purchase Agreement and related costs and expenses, and (ii) a limited guarantee, dated as of September 11, 2015 (the “Limited Guarantee”), in favor of Trilogy pursuant to which NorthStar Healthcare agreed to guarantee 30% of the Purchaser’s obligations (the “Guaranteed Obligations”), under the Purchase Agreement with respect to, among other items, the termination fee and certain indemnification and expense reimbursement obligations relating to the Purchaser’s obtaining sufficient debt financing to complete the Acquisition; provided that NorthStar Healthcare’s maximum liability under the Limited Guarantee is limited to $13.5 million and provided further that NorthStar Healthcare will not be liable for amounts in excess of 30% of the Guaranteed Obligations.

The Joint Venture through which NorthStar Healthcare will hold its interest in Trilogy was created concurrently with the Purchaser’s entry into the Purchase Agreement when NorthStar Healthcare, through a wholly-owned subsidiary of its operating partnership, and Griffin-American Healthcare REIT III, Inc. through a wholly-owned subsidiary of Griffin-American Healthcare REIT III Holdings, LP, its operating partnership (collectively, “GAHR”), entered into a limited liability company agreement of the Joint Venture entity, Trilogy REIT Holdings, LLC (the “JV Agreement”). NorthStar Healthcare is the indirect owner of a 30% interest in the Joint Venture. GAHR will serve as the manager of the Joint Venture and is the indirect owner of a 70% interest in the Joint Venture. The Joint Venture is the holder of all of the common shares of the Purchaser and serves as the Purchaser’s sole trustee. The JV Agreement contemplates that the Purchaser intends to qualify and remain qualified as a real estate investment trust as defined in Section 856 of the Internal Revenue Code of 1986, as amended.
The JV Agreement governs the relationship among the parties thereto with respect to the Purchase Agreement and matters relating thereto, and with respect to the oversight and operation of Trilogy’s business following the closing of the Acquisition. The JV Agreement provides that GAHR, as the manager of the Joint Venture, is generally responsible for the day-to-day affairs of the Joint Venture, subject to certain limitations or exceptions therein, including NorthStar Healthcare’s right to consent to certain significant decisions. The JV Agreement also contains provisions relating to GAHR’s and NorthStar Healthcare’s obligations and rights with respect to funding the Joint Venture, and customary forced sale and other liquidity rights. Distributions of capital or other proceeds generally will be made pro rata in proportion to each member’s respective ownership interest in the Joint Venture. GAHR is sponsored by American Healthcare Investors, LLC, an entity in which NorthStar Healthcare’s sponsor and vice chairman own an approximate 43% interest and 12% interest, respectively.
NorthStar Healthcare and GAHR also entered into a senior secured revolving credit facility financing commitment letter (the “Senior Facility Letter”), pursuant to which KeyBank National Association (“KeyBank”) has agreed to provide, subject to the terms and conditions of the Senior Facility Letter, a $345.0 million revolving credit facility to certain subsidiaries of the Purchaser. KeyBank’s obligation to make the initial funding under the Senior Facility Letter is subject to a number of conditions precedent, some of which must be completed by December 31, 2015 and others of which must be completed by the Outside Date. In addition, as of July 31, 2015, Trilogy had approximately $520.4 million of debt outstanding, excluding capital leases, of which approximately $205.1 million is expected to be assumed by the Purchaser in connection with the Acquisition and the balance of $315.3 million is to be repaid. Trilogy is expected to incur additional debt in conjunction with certain on-going development projects which will either be assumed or repaid by the Purchaser at the closing of the Acquisition.
The foregoing descriptions of the Purchase Agreement and the JV Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the Purchase Agreement and the JV Agreement that are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which agreements are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Equity Purchase Agreement by and among Trilogy Investors, LLC, Trilogy Holdings LP, Trilogy Holdings LLC, Trilogy Holdings Corporation, the sellers identified therein and Trilogy Real Estate Investment Trust, dated September 11, 2015

10.2	Limited Liability Company Agreement of Trilogy REIT Holdings, LLC by and between GACH3 Trilogy JV, LLC and Trilogy Holdings NT-HCI, LLC, dated September 11, 2015
Safe Harbor Statement
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “expects,” “intends” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, NorthStar Healthcare’s ability to realize the anticipated benefits of its joint venture with GAHR; the ability of NorthStar Healthcare to achieve its targeted returns through the joint venture; the ability of the EIK to successfully operate the portfolio; the ability to comply with the terms of the financing secured by the portfolio; the impact to NorthStar Healthcare of any actions taken by GAHR regarding the joint venture; the impact of any losses from properties in the portfolio on cash flow and returns; Trilogy’s ability to grow its portfolio; market rental rates and property level cash flow; changes in economic conditions generally and the real estate and debt markets specifically; the impact of local economies; the availability of investment opportunities; the availability of capital; the ability to achieve targeted returns; changes to generally accepted accounting principles; policies and rules applicable to real estate investment trusts; and the factors described in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Healthcare on the date of this report and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: September 14, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Equity Purchase Agreement by and among Trilogy Investors, LLC, Trilogy Holdings LP, Trilogy Holdings LLC, Trilogy Holdings Corporation, the sellers identified therein and Trilogy Real Estate Investment Trust, dated September 11, 2015

10.2	Limited Liability Company Agreement of Trilogy REIT Holdings, LLC by and between GACH3 Trilogy JV, LLC and Trilogy Holdings NT-HCI, LLC, dated September 11, 2015

1